UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – July 29, 2008

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01      Entry into Material Definitive Agreement

On July 29, 2008, Wireless Age Communications, Inc. (“Wireless Age” or the “Company”) and its controlling shareholder Newlook Industries Corp. (“Newlook”) amended the terms of a loan facility with TCE Capital Corporation (“TCE”).

Pursuant to an Additional Facility Letter, executed by Wireless Age (and its subsidiaries) and Newlook, the entities are able to borrow up to an additional CAD$1,300,000 based on an inventory margining formula. Certain terms of the existing facilities were modified but material terms such as interest at 18% remain unchanged. Wireless Age paid a CAD$30,000 amendment fee to put the additional lending facility in place. Pursuant to the arrangements of the combined facility, Wireless Age and/or Newlook are able to borrow, subject to meeting certain customary margining calculations, a total of CAD$3,800,000.

As part of the arrangement Newlook also agreed to an Acquisition Line of Credit, pursuant to which Newlook could obtain borrowings of up to CAD$2,500,000, subject to various customary terms and conditions such as due diligence and consent of Newlook and TCE. The Acquisition Line of Credit is available until June 30, 2009 and interest is charged at a rate of 18% per annum. Newlook paid a $30,000 processing and due diligence fee to activate the line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: August 4, 2008	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer